[LETTERHEAD OF KOSTIN RUFFKESS & COMPANY, LLC]

                                                                      Exhibit 24


Exhibit 24 - Consent of Independent Accountants


We consent to the incorporation by reference in this annual report (Form 10-K) of First Hartford Corporation and Subsidiaries of our report dated July 23, 2001, included in the 2001 Annual Report to the Shareholders of First Hartford Corporation and Subsidiaries.


/s/ Kostin, Ruffkess & Company, LLC

Farmington, Connecticut
September 10, 2002